Exhibit 21.1

W. P. CAREY & CO. LLC

SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	State or Country of Incorporation
(CA) Ads, LLC	Delaware
(CA) CHC LP	Delaware
24 HR TX (TX) Limited Partnership	Delaware
24 HR-TX (MD) Business Trust	Maryland
24 HR-TX GP (TX) QRS 12-66, Inc.	Delaware
308 Route 38 LLC	Delaware
308 Route 38, Inc.	Delaware
50 Rock Partners	New York
620 Eighth Lender NYT (NY) Limited Partnership	Delaware
620 Eighth NYT (NY) Limited Partnership	Delaware
87th Street Storage (IL) LLC	Delaware
87th Street Storage Owner (IL) LLC	Delaware
Amln (CA) QRS 14-107, Inc.	Delaware
Amln Landlord LLC	Delaware
Amln Member (CA) QRS 14-108, Inc.	Delaware
ANTH WPC (CA) LLC	Delaware
Asiainvest LLC	Delaware
AW WPC (KY) LLC	Delaware
AZO Driver (DE) LLC	Delaware
AZO Mechanic (DE) LLC	Delaware
AZO Navigator (DE) LLC	Delaware
AZO Valet (DE) LLC	Delaware
AZO-A L.P.	Delaware
AZO-B L.P.	Delaware
AZO-C L.P.	Delaware
AZO-D L.P.	Delaware
Bedford WPC Storage (IL) LLC	Delaware
Best Storage (FL) LLC	Delaware
Bill CD LLC	Delaware
Bone (DE) LLC	Delaware
Bone Manager, Inc.	Delaware
Brassington Limited	Hong Kong
BRI (MN) LLC	Delaware
Broomfield Properties Corp.	Colorado
Build (CA) QRS 12-24, Inc.	California
Call LLC	Delaware
Carey Asset Management Corp.	Delaware
Carey Financial, LLC	Delaware
Carey Lodging Advisors, LLC	Delaware
Carey Management LLC	Delaware
Carey Management Services, Inc.	Delaware
Carey Norcross, L.L.C.	Delaware
Carey REIT II, Inc.	Maryland
Carey REIT III, Inc.	Maryland
Carey REIT, Inc.	Maryland
Carey Self-Storage Participation, LLC	Delaware
Carey Storage ACES GP LLC	Texas
Carey Storage Asset Management LLC	Delaware
Carey Storage I (CA) Rohnert LLC	Delaware

SUBSIDIARIES OF REGISTRANT (Continued)

Name of Subsidiary	State or Country of Incorporation
Carey Storage I (FL) Bull Run LLC	Delaware
Carey Storage I (GA) Ameristor LLC	Delaware
Carey Storage I (GA) Store House LLC	Delaware
Carey Storage I (MA) LLC	Delaware
Carey Storage I (OH) Armor LLC	Delaware
Carey Storage I (TX) Aces LLC	Delaware
Carey Storage I (TX) Beltline LP	Texas
Carey Storage I (TX) Tarrant LP	Texas
Carey Storage Management LLC	Delaware
Carey Storage Member LLC	Delaware
Carey Storage Mezz I LLC	Delaware
Carey Storage Opportunity Fund I LLC	Delaware
Carey Storage Participation LLC	Delaware
Carey Storage TRS DE 16-155 Inc.	Delaware
Carey Technology Properties II LLC	Delaware
Carey Watermark Holdings, LLC	Illinois
Carey/HUSREFIV Self-Storage Holdings LLC	Illinois
Carlog 1 SARL	France
Carlog 2 SARL	France
Carlog SCI	France
CCARE (Multi) Limited Partnership	Delaware
CD UP LP	Delaware
CDC Paying Agent LLC	Delaware
Chkfree WPC Member (GA) LLC	Delaware
Citrus Heights (CA) GP, LLC	Delaware
CLA Holdings, LLC	Delaware
Comquest West (AZ) 11-68, Inc.	Delaware
Consys-9 (SC) LLC	Delaware
Corporate Property Associates 4-A California Limited Partnership	California
Corporate Property Associates 6-A California Limited Partnership	California
Corporate Property Associates 9-A Delaware Limited Partnership	Delaware
Corporate Property Associates LP	California
CPA Burnhaven LP	Delaware
CPA Paper, Inc.	Delaware
CPA16 LLC	Delaware
Cross LLC	Georgia
CWA, LLC	Illinois
Deliver (TN) QRS 14-49, Inc.	Delaware
Denton (TX) Trust	Maryland
DP WPC (TX) LLC	Delaware
Drayton Plains (MI), LLC	Delaware
Emerald Development Company, Inc.	Delaware
Eros (ESP) CR QRS Inc.	Delaware
Eros II Spain 17-16 B.V.	The Netherlands
Faur WPC (OH) LLC	Delaware
Fifth Rock Limited Partnership	New York
Fly CD, LLC	Delaware
Food WPC (MI) LLC	Delaware
Four World Landlord (GA) LLC	Delaware
Four World Manager (GA) LLC	Delaware
Goldyard S.L.	Spain
H2 Investor (GER) QRS 14-104, Inc.	Delaware

SUBSIDIARIES OF REGISTRANT (Continued)

Name of Subsidiary	State or Country of Incorporation
H2 Lender (GER) QRS 14-105, Inc.	Delaware
H2 Lender WPC LLC	Delaware
Harlem WPC Storage (IL) LLC	Delaware
Hibbett (AL) 11-41, Inc.	Delaware
HLWG Two Lender SARL	Luxembourg
Illkinvest SAS	France
Jamesinvest sprl	Belgium
JPCentre (TX) LLC	Delaware
Keystone Capital Company, Inc.	Washington
Lincolnshire WPC Storage (IL) LLC	Delaware
Livho, Inc.	Delaware
Map Invest 1 SARL	France
Map Invest 2 SARL	France
Map Invest SCI	France
Mapi Invest SPRL	Belgium
Mapinvest Delaware LLC	Delaware
Mauritius International I LLC	Delaware
Nor (GA) QRS 14-17, Inc.	Georgia
Olimpia Investments Sp. z o.o.	Poland
Paper Limited Liability Company	Delaware
Pensacola Storage (FL) LLC	Delaware
Pensacola Storage Member (FL) LLC	Delaware
Phone (LA), LLC	Delaware
Phone Managing Member, LLC	Delaware
Pilbara Investments Limited	Cyprus
Polkinvest Sprl	Belgium
Pulaski WPC Storage (IL) LLC	Delaware
QRS 10-18 (FL), LLC	Delaware
QRS 11-12 (FL), LLC	Delaware
QRS 11-14 (NC), LLC	Delaware
QRS 11-41 (AL), LLC	Delaware
Quest-US West (AZ) QRS 11-68, LLC	Delaware
Rush It LLC	Delaware
Schobi (Ger-Pol) LLC	Delaware
SPEC (CA) QRS 12-20, Inc.	California
Storage 1 (CT) LLC	Delaware
Stor-Move UH 14 Business Trust	Massachusetts
Telegraph (MO) LLC	Delaware
Telegraph Manager (MO) WPC, Inc.	Delaware
Three Aircraft Seats (DE) LP	Delaware
Three Cabin Seats (DE) LLC	Delaware
Torrey Pines Limited Partnership	California
Torrey Pines, LLC	Delaware
Total Storage (AR) LLC	Delaware
Tours Invest SAS	France
UP CD LLC	Delaware
Venice (CA) LP	Delaware
W. P. Carey & Co. B.V.	Netherlands
W. P. Carey Holdings, LLC	Delaware
W.P. Carey & Co. Limited	Delaware
W.P. Carey International LLC	Delaware
Wals (IN) LLC	Delaware

SUBSIDIARIES OF REGISTRANT (Continued)

Name of Subsidiary	State or Country of Incorporation
WPCI Holdings I LLC	Delaware
WPCI Holdings II LLC	Delaware